Exhibit 10.7
AMENDMENT
TO
ISDA MASTER AGREEMENT
dated as of May 20, 2011

SUNTRUST BANK (“Party A”)	and	WRIGHT EXPRESS CORPORATION (“Party B”)
have previously entered into that certain 1992 ISDA Master Agreement, dated as of April 5, 2005 (subsequently amended as of May 22, 2007) (the “Agreement”), which Agreement includes the Schedule and all Confirmations exchanged between the parties confirming the Transactions (or Swap Transactions) thereunder. The parties have now agreed to amend the Agreement by this Amendment (this “Amendment”).
Accordingly, the parties agree as follows:
1.	Amendment of the Agreement
Upon execution of this Amendment by both parties, the Agreement shall be and hereby is amended as follows:
(a)	Part 1(3) shall be deleted in its entirety and replaced with the following:

“Loan Agreement” means the Credit Agreement dated on or about May 23, 2011 by and among Wright Express Corporation, its subsidiaries party thereto and certain of its subsidiaries to become party thereto as borrowers (“Borrowers”), Bank of America, N.A., as administrative agent (the “Administrative Agent”), swing line lender and L/C issuer, and the other lenders party thereto (the “Lenders”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Citizens, National Association, SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC, as joint lead arrangers and joint book managers and the co-syndication agents and co-documentation agents named therein (as amended, restated, supplemented or replaced from time to time), and without regard to any termination or cancellation thereof, whether by reason of payment of all indebtedness incurred thereunder or otherwise.

(b)	Part 5(1)(a) shall be deleted in its entirety and replaced with the following:

SunTrust Bank Financial Risk Management, Operations 3333 Peachtree Road, N.E. 1 1th Floor, Center Code 3913 Atlanta, GA 30326 Tel: 404-926-5821 Fax: 404-926-5826
As used in the Agreement (including any Confirmation relating thereto), as amended by this Amendment, the terms “ISDA Master Agreement”, “this Master Agreement”, “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereof”, “hereto” and other words of similar import shall mean the Agreement as amended hereby, unless the context otherwise specifically requires.
2.	Representations
Each party represents to the other party that all representations contained in the Agreement (including all representations set forth in the Annex) are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.
3.	Miscellaneous
(a) Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.
(b) Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.
(c) Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
(d) Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.
(e) Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine, but giving effect to Sections 5-1401 and 5-1402 of the New York General Obligations Law.

IN WITNESS WHEREOF the parties have executed this Amendment on the respective dates specified below with effect from the date specified on the first page of this Amendment.

SUNTRUST BANK		WRIGHT EXPRESS CORPORATION

By:	/s/ Tracy T. Moore	By:	/s/ Steve Elder
	Name: Tracy T. Moore		Name: Steven Elder
	Title: Vice President		Title: Chief Financial Officer

	Date: May 20, 2011		Date: